Form N-CSR Item 12(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Treasurer and President, respectively, of eUnits™ 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside (the “Trust”), that:

(a)	The Semi-Annual Report of the Trust on Form N-CSR for the period ended November 26, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust for such period.

A signed original of this written statement required by section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

eUnits™ 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside

Date: January 8, 2013

/s/ Barbara E. Campbell
Barbara E. Campbell
Treasurer

Date: January 8, 2013

/s/ Duncan W. Richardson
Duncan W. Richardson
President